UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020 (October 2, 2020)

CARVANA CO.

(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.RS. Employer Identification No.)

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

(Address of principal executive offices, including zip code)

(480) 719-8809

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Senior Notes due 2025 and 2028

On October 2, 2020 (the “Closing Date”), Carvana Co. (the “Issuer”) issued $500,000,000 of its 5.625% Senior Notes due 2025 (the “2025 Notes”) and $600,000,000 of its 5.875% Senior Notes due 2028 (the “2028 Notes” and together with the 2025 Notes, the “Notes”). The offering and sale of the Notes were made only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes were newly issued under separate indentures (the “Indentures”), each dated as of the Closing Date, entered into by and among the Issuer, each of the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).

Interest and Maturity

The 2025 Notes will accrue interest at a rate of 5.625% per annum, payable in cash semi-annually, in arrears, on April 1 and October 1 of each year, beginning on April 1, 2021. The 2025 Notes will mature on October 1, 2025, unless earlier repurchased or redeemed.

The 2028 Notes will accrue interest at a rate of 5.875% per annum, payable in cash semi-annually, in arrears, on April 1 and October 1 of each year, beginning on April 1, 2021. The 2028 Notes will mature on October 1, 2028, unless earlier repurchased or redeemed.

Guarantees, Security and Ranking

The Notes are guaranteed on a senior unsecured basis by the Issuer’s domestic restricted subsidiaries (other than subsidiaries formed for inventory, receivables, or securitization facilities and immaterial subsidiaries) (the “Guarantors”). The Notes are the Issuer’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness. The Notes and the guarantees rank effectively junior to all of the Issuer’s and the Guarantors’ secured obligations to the extent of the value of the collateral securing such obligations. The Notes and the guarantees will rank senior in right of payment to any of the Issuer’s and the Guarantors’ future indebtedness that is expressly subordinated to the Notes or guarantees. The Notes and the guarantees would rank structurally junior to any indebtedness and other liabilities of the Issuer’s subsidiaries that are not Guarantors of the Notes.

Redemption

The Issuer may redeem some or all of the 2025 Notes and the 2028 Notes on or after October 1, 2022 and October 1, 2023, respectively, at the redemption prices set forth in the applicable Indenture plus accrued and unpaid interest, if any, to the date of redemption.

Prior to October 1, 2022, the Issuer may redeem up to 35.0% of the aggregate principal amount of the 2025 Notes at a redemption price equal to 105.625%, together with accrued and unpaid interest, if any, to, but not including, the date of redemption, with the net cash proceeds of certain equity offerings.

Prior to October 1, 2023, the Issuer may redeem up to 35.0% of the aggregate principal amount of the 2028 Notes at a redemption price equal to 105.875%, together with accrued and unpaid interest, if any, to, but not including, the date of redemption, with the net cash proceeds of certain equity offerings.

In addition, the Issuer may, at its option, redeem some or all of the 2025 Notes and 2028 Notes prior to October 1, 2022 and October 1, 2023, respectively, by paying a make-whole premium, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. If the Issuer experiences certain change of control events, it will make an offer to purchase all of the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Restrictive Covenants

The Indentures contain restrictive covenants that limit the ability of the Issuer and the Issuer’s restricted subsidiaries to, among other things: incur additional debt or issue preferred stock; create liens; create restrictions on the Issuer’s subsidiaries’ ability to make payments to the Issuer; pay dividends and make other distributions in respect of the Issuer’s and its restricted subsidiaries’ capital stock; redeem or repurchase the Issuer’s capital stock or prepay subordinated indebtedness; make certain investments or certain other restricted payments; guarantee indebtedness; designate unrestricted subsidiaries; sell certain kinds of assets; enter into certain types of transactions with affiliates; and effect mergers or consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indentures. If either the 2025 Notes or the 2028 Notes are assigned an investment grade rating from any two of Fitch Ratings, Inc., Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing, certain of these covenants will be suspended with respect to such Notes.

Use of Proceeds

The Issuer contributed the net proceeds from the sale of the Notes to its wholly owned subsidiary, Carvana Co. Sub LLC, that in turn used such net proceeds to purchase newly-issued preferred units of Carvana Group, LLC at a price per unit based on the offering price of the Notes before deducting issuance costs. In turn, Carvana Group, LLC used a portion of the net proceeds from the sale of the Notes to redeem in full $600.0 million aggregate principal amount of the Issuer’s 8.875% Senior Notes due 2023 (the “Existing Notes”), including accrued interest and any applicable premium thereon, and intends to use the remaining net proceeds for general corporate purposes, including funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including to expand its current business through acquisitions of, or investments in, other businesses, products or technologies.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

The foregoing description of the Indentures and the Notes is qualified in its entirety by reference to the complete text of the Indentures and the Notes filed as Exhibits 4.1. 4.2, 4.3 and 4.4 hereto.

Fifth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC

On October 2, 2020, Carvana Group, LLC amended and restated its limited liability company agreement (the “Amended and Restated LLC Agreement”) to, among other things, create a class of preferred units to be sold to Carvana Co. Sub LLC in connection with the Notes Offering, as described above under the heading “Use of Proceeds.”

The foregoing description of the Amended and Restated LLC Agreement is qualified in its entirety by reference to the complete text of the agreements filed as Exhibit 10.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.

As described above under the heading “Use of Proceeds,” on the Closing Date, Carvana Group, LLC used a portion of the net proceeds from the Notes offering to redeem in full all of the Issuer’s outstanding Existing Notes, which were issued under an Indenture, dated as of September 21, 2018, among the Issuer, each of the guarantors party thereto and U.S. Bank National Association, as trustee (the “Existing

Indenture”). The Existing Indenture was terminated upon the redemption of the Existing Notes. A description of the material terms of the Existing Indenture was previously disclosed in the Issuer’s Current Report on Form 8-K, filed on September 21, 2018, which description is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 2, 2020, among Carvana Co., each of the guarantors party thereto and U.S. Bank National Association, as trustee, related to the 5.625% Senior Notes due 2025.

4.2	Indenture, dated as of October 2, 2020, among Carvana Co., each of the guarantors party thereto and U.S. Bank National Association, as trustee, related to the 5.875% Senior Notes due 2028.

4.3	Form of 5.625% Senior Notes due 2025 (included as Exhibit A to Exhibit 4.1).

4.4	Form of 5.875% Senior Notes due 2028 (included as Exhibit A to Exhibit 4.2).

10.1	Fifth Amended and Restated Limited Liability Company Agreement of Carvana Group, LLC, dated October 2, 2020, by and among Carvana Group, LLC and its Members (as defined therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2020

CARVANA CO.

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President, General Counsel and Secretary

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